NSAR
811-05398 - AB Variable Products Series Fund, Inc. -
AB Global Bond Portfolio  AB Global Risk Allocation -
Moderate
77Q1


Articles Supplementary: Incorporated by reference to Exhibit a13 to Post-Effective Amendment Nos. 62 and 63 to Registrants Registration Amendment on Form N-1A File
Nos. 33-18647 and 811-05398, filed with the Securities and Exchange Commission on February 11, 2015.




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